EXHIBIT 10.9


                               RECOGNITION OF DEBT

                            KENTUCKY FOODS CHILE, SA

                                      with

               KENTUCKY FRIED CHICKEN INTERNATIONAL HOLDINGS, INC.

Santiago Chile, November 7, 1997. Eduardo Pinto Peralta, attorney, notary public, commercial resident at Calle Huertanos 1052, Piso 3; and Ricardo Vilensky, Chilean, married, entrepreneur of legal age, representing Kentucky Foods Chile SA (KFC), commercial resident at Carmencita 25, Suite 102, Las Condes, Santiago Chile.

FIRST: KFC, represented as described above, recognizes to owe Kentucky Fried Chicken International Holdings, Inc. (KFC International) the sum of US $689,429.42 plus interest earned until September 30, 1997, according to the license contract dated january 1, 1994.

SECOND: KFC is obligated to pay KFC International the amount indicated as soon as one of the following occurs: (a) three days after the KFC IPO, or any of its related companies, in the United States of America, in such case all whole amount must be paid, including interest, (b) April 30, 1998 - 25% of the capital, August 31, 1998 another 25% of the capital, November 20, 1998 - 50% of the capital plus all the interest earned.

THIRD: The amount of the debt will earn an interest of 12.5% from this date and until the effective payment of the total debt is received.

FOURTH: Failure of the time frame or any other circumstances, during the effect of the obligations stated in this recognition of debt, will give KFC International the right to demand the total of the capital and the interest as if the terms were expired: (a) last payment of any of the quotes and/or interest in which the debt is divided, (b) if any of the obligations, direct or indirect, of the debtor with KFC International ceased, (c) if KFC dissolves or is liquidated.

FIFTH: In case of late payment of the capital and interest the total amount will incur the maximum conventional interest rate permitted by law, only if this interest rate is higher than the one already being enforced. KFC can anticipate any payment at any time, all or part of the obligation described in this document, without penalty.

SIXTH: The expenses or taxes that may originate, eventually, from this contract, will be paid by KFC.

SEVENTH: This contract will be governed by the laws of Chile. Authorized copies will be made that will require signatures from the inscriptions, subscriptions, notes or any other publication that will proceed.


                                                       /S/  RICARDO VILENSKY
                                                       -------------------------
                                                       Ricardo Vilensky
                                                       Kentucky Foods Chile S.A.